UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) September 13, 2002





                          MIDWEST GRAIN PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)





           KANSAS                    0-17196                48-0531200
(State or other jurisdiction of   (Commission  (IRS Employer Identification No.)
      incorporation)              File Number)

                                1300 Main Street
                                     Box 130
                             Atchison, Kansas 66002
               (Address of principal executive offices) (Zip Code)


                                 (913) 367-1480
              (Registrant's telephone number, including area code)

Item 5.  Other Events

     There was an explosion at the distillery operations of the Company's Atchison, Kansas plant at approximately 2:30 p.m. on Friday, September 13, 2002. Initial reports indicate that the damage to the distillery was extensive. The entire Atchison plant will remain closed until the scope of the damage has been ascertained and it has been determined that it is safe to resume operations.

Item 7.  Exhibits

     99.1 Press Release dated September 13, 2002.




SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 MIDWEST GRAIN PRODUCTS, INC.



Date: September 13, 2002          By: /s/ Robert G. Booe
                                      Robert G. Booe
                                      Vice President and Chief Financial Officer